Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, 333-76161 and 333-61126 on Form S-8 and
in Registration Statement Nos. 33-87704, 333-1847 and 333-50848 on Form S-3 of our report, dated April 10, 2001, appearing in this Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 28, 2001.




/s/  Deloitte & Touche LLP
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Costa Mesa, California
May 25,  2001






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